EXHIBIT 10.3

                                    AGREEMENT


         THIS AGREEMENT is made and entered into this 22nd day of February, 1996, by and among Ovens of Cranberry, Ltd., a Pennsylvania corporation ("Cranberry"), Ovens of Erie One, Ltd., a Pennsylvania corporation ("Erie"), Ovens of Monroeville, Ltd., a Pennsylvania corporation ("Monroeville"), Ovens of North Hills, Ltd., a Pennsylvania corporation ("North Hills") (each, a "Seller" and collectively, the "Sellers"); The Italian Oven, Inc., a Pennsylvania corporation (the "Buyer"); and David S. Gallatin ("Gallatin"), Marc B.
Robertshaw ("Robertshaw") and William J. Rosa ("Rosa"), each individuals resident in the Commonwealth of Pennsylvania (each, a "Stockholder" and together, the "Stockholders").


                              W I T N E S S E T H:

         WHEREAS, each of the Sellers is an owner/operator and franchisee of a The Italian Oven restaurant franchise (a "Franchise"); and;

         WHEREAS, (i) Cranberry operates a Franchise located at U.S. Route 19 at Emeryville Drive, Mars, Pennsylvania 16046; (ii) Erie operates a Franchise located at 2709 West 12th Street, Erie, Pennsylvania 16505; (iii) Monroeville operates a Franchise located at 2644 Mosside Boulevard, Monroeville, Pennsylvania 15146; and (iv) North Hills operates a Franchise located at 7219 McKnight Road, Pittsburgh, Pennsylvania 15237; and

         WHEREAS, the Buyer is the franchisor of each Franchise owned by each of the Sellers; and

         WHEREAS, the Stockholders are the holders of all of the issued and outstanding shares of each of the Sellers; and

         WHEREAS, each of the Sellers desires to sell and the Buyer desires to acquire certain of the assets, properties and business of the Sellers (the business of each of the Sellers relating to the operation of each such Franchise is hereinafter referred to as the "Business") effective as of the Closing Date (as defined in Section 4.1).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

I.       SALE OF ASSETS AND RELATED TRANSACTIONS

         1.1 Sale of Assets. Under the terms of this Agreement, on the Closing Date, each Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from such Seller certain of such Seller's assets and properties used in connection with the operation by such Seller of the Franchise of such Seller (the "Purchased Stores") including, without limitation, (i) leases for land and buildings set forth on Schedule 1.1(i) hereto (the "Leases"), (ii) leasehold improvements, furniture, fixtures and equipment set forth on Schedule 1.1(ii) hereto (the "Fixed Assets"), (iii) uncirculated gift certificates previously purchased by a Seller from the Buyer,
(iv), inventory located within the Purchased Stores, (v) supplies on hand at the Purchased Stores (vi) rights, leases of personal property, contracts and other instruments used in connection with the operation of the Business set forth on
Schedule 1.1(vi) hereto (the "Contracts") and (vii) certain licenses and permits, including permits for Sunday Sales issued by the Pennsylvania Liquor Control Board for the sale of liquor and malt or brewed beverages set forth on
Schedule 1.1(vii) hereto (the "Liquor Licenses"). The assets being sold, conveyed or assigned to the Buyer by each Seller hereunder are sometimes referred to as the "Purchased Assets". The Purchased Assets other than the Fixed Assets are sometimes referred to as the "Nonfixed Assets".

         1.2 Instruments of Conveyance and Transfer. On the Closing Date, each Seller shall execute and deliver to Buyer a bill of sale in the form attached as
Exhibit 1.2. Simultaneously with such delivery, each Seller shall take all additional steps as may be necessary to put Buyer in possession and operating control of the Purchased Assets.

         1.3 Release. on the Closing Date, each Seller and each Stockholder shall execute the Mutual Release and Termination in the form attached as Exhibit
1.3 (the "Release").

         1.4 Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales or purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted transfer or assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the material rights of the Buyer or of any Seller thereunder. If such consent is not obtained, or if an attempted transfer or assignment thereof would be ineffective or would adversely affect the material rights of such Seller thereunder so that the Buyer would not in fact receive all such rights, such Seller will cooperate with the Buyer in any arrangement designed to provide for the Buyer the benefits under any such claims, contracts, licenses, leases, commitments, sales or purchase orders or any claim or right or any benefit arising thereunder or resulting therefrom, including enforcement for the benefit of the Buyer of any and all material rights of such Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise; and any transfer or assignment to the Buyer by such Seller of any property or property rights or any contract or agreement which shall require the consent or approval of any third party, shall be made subject to such consent or approval being obtained.

II.      CONSIDERATION FOR TRANSFER OF THE ASSETS

         2.1      Consideration to be Paid.

         (a) Estimated Purchase Price. The estimated purchase price of the Business ("Purchase Price") is Two Million Five Hundred Thirty Four Thousand, Five Hundred Dollars ($2,534,500) plus the Market Value (as defined below) of Twenty Five Thousand (25,000) shares of Buyer Stock (as defined below). The estimated Purchase Price shall be paid and, to the extent necessary, adjusted upward or downward, as set forth herein.

         (b) Payment of Purchase Price.   The  Purchase  Price  shall be paid by
 Buyer as follows:

                  (i) On the Closing Date, Buyer shall pay to the Sellers, immediately available funds in an aggregate amount equal to the difference between (i) Two Million Five Hundred Thirty Four Thousand Five Hundred Dollars ($2,534,500) minus (ii) the Retired Debt (as defined below) (the "Cash Portion"). The Cash Portion shall be paid to the Sellers in such amounts and to such accounts as shall be set forth in a Direction to Pay Proceeds in the form of Exhibit 2.1(b)(i), signed by each Seller.

                  (ii) Buyer Stock. Buyer is paying a portion of the Purchase Price by delivery on the Closing Date to Gallatin and Robertshaw of Twenty Five Thousand (25,000) shares of the common stock of the Buyer (the "Buyer Stock"). In the event that the market value (the "Market Value") of the Buyer Stock transferred is less than One Hundred Eighty Thousand Dollars ($180,000) (calculated by multiplying the number of shares of Buyer Stock times the closing sale price of the Buyer Stock on the Nasdaq National Market for the last business day immediately prior to the Closing Date, as published in the Midwest Edition of the Wall Street Journal), the number of shares of Buyer Stock delivered shall be increased so that the Market Value thereof shall be equal to $180,000. In the event that the Market Value of the Buyer Stock exceeds
$240,000, the number of shares of Buyer Stock delivered shall be decreased so that the Market Value thereof shall be equal to $240,000. The Buyer Stock shall be issued in the name of Gallatin or Robertshaw and for such number of shares as shall be set forth in a Direction to Issue Stock in the form of Exhibit 2.1(b)(ii), signed by both Gallatin and Robertshaw.

                  (iii) Retired Debt. In addition to payment of the Cash Portion as described above, Buyer shall repay on the Closing Date all outstanding balances of principal and accrued interest of each of the Sellers due and owing by each of such Sellers to PNC Bank, National Association under and pursuant to those certain loan agreements described on Schedule 2.1(b)(iii) (the "Retired Debt").

         (c) Assumed Liabilities. The Buyer shall, contemporaneously with the execution hereof, deliver an undertaking to become effective on the Closing Date in the form of Exhibit 2.1(c) (the "Assumption Agreement") whereby the Buyer assumes and agrees to pay, perform and discharge all obligations of the Sellers under the Leases and Contracts arising after the Closing

Date. All liabilities and obligations so assumed by the Buyer are hereinafter sometimes collectively referred to as the "Assumed Liabilities". In connection with the assumption of any Leases, the right to the return of any security deposits previously paid by any Seller shall be retained by such Seller. Buyer shall, if required by a Landlord in connection with the assumption of any Lease, negotiate with the respective Landlord as to the need for and the amount of any substitute security deposits.

         (d) Investment Letters. It is understood by the parties hereto that the shares of Buyer Stock issuable to Gallatin and Robertshaw hereunder will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and are being issued to Gallatin and Robertshaw pursuant to a private placement offering exempt from such registration pursuant to Section 4(2) of the Securities Act. In connection therewith, Buyer shall have received from both Gallatin and Robertshaw an investment letter ("Investment Letter") in the form attached as Exhibit 2.1(d), containing agreements recognizing restrictions appropriate under Rule 144 promulgated under the Securities Act on the transfer of the Buyer Stock received by them pursuant to this Agreement and permitting a legend to be affixed to the certificates representing such shares of Buyer Stock summarizing or identifying such restrictions.

         2.2      Purchase Price Adjustments.

         (a) Inventory and Gift Certificate Payment. Each Seller shall, at the close of business on the date immediately preceding the Closing Date, conduct a physical inventory of all usable food inventory located at each Purchased Store and a count of all uncirculated gift certificates redeemable at any The Italian Oven store and previously purchased from Buyer and held for sale to customers of the Seller (the "Gift Certificates"). On the Closing Date, prior to the commencement of business on such date, Buyer shall confirm the accuracy of Seller's physical inventory conducted on the preceding date, and shall confirm the dollar value of the Gift Certificates thereto. Buyer shall calculate the value of such inventory and Gift Certificates (based on the cost thereof as indicated by receipts therefor or, if no such receipts are available, based on the reasonable estimate of Buyer) and shall, within ten (10) days, remit an amount equal to the value of such inventory and Gift Certificates to the respective Seller.

         (b) Resolution of Final Inventory Disputes. During the 15-days immediately following the Sellers' receipt of the payment in respect of inventory and Gift Certificates, the Sellers shall be entitled to review the Buyer's working papers relating to the valuation of Sellers' physical inventory. Such inventory calculation shall become final and binding upon the parties on the 15th day following such delivery of payment unless a Seller gives written notice to the Buyer of its disagreement with such inventory calculation (a "Notice of Disagreement") prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and dollar amount of any disagreement so asserted and the calculations and assumptions forming the basis for the disagreement. During the 15 days immediately following the delivery of any Notice of Disagreement, the objecting Seller and the Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of

Disagreement. During such period, such Seller and the Buyer shall each have access to the other's working papers prepared in connection with the other's preparation of the physical inventory or Notice of Disagreement. If any matters which were properly included in the Notice of Disagreement remain unresolved at the end of such 15 day period, they shall be submitted by the parties for review and resolution by an independent accounting firm of recognized standing (the "Accounting Firm") selected jointly by the independent auditors of such Seller and the independent auditors of the Buyer. The determination of the Accounting Firm shall be final and binding upon the parties. The fees and expenses of the Accounting Firm shall be shared equally by the Buyer and such Seller.

         (c) Proration Items. The Sellers and the Buyer shall prorate between them, as of the Closing Date, (i) all real estate taxes, sewer and water rentals and utility charges applicable to the real property and improvements subject to the Leases and Contracts and (ii) all rentals, fees, assessments and other charges with respect to the Leases and Contracts, including any percentage rents which shall be prorated based on any Seller's actual sales and the Buyer's actual sales during the relevant period. To the extent the prorations can be calculated prior to the Closing Date, they are set forth in Schedule 2.2(c) and will be settled in connection with the payment of the estimated Purchase Price. To the extent the prorations cannot be calculated prior to the Closing Date, each party agrees to pay to the other the appropriate amount promptly after such determination.

         2.3 Liabilities not Assumed. The Buyer shall assume only the Assumed Liabilities. Without limiting the generality of the foregoing sentence, the Buyer shall not assume, and each Seller shall retain and be responsible for, the following liabilities and obligations incurred by such Seller as its interests shall appear:

         (a) any obligation or liability of a Seller to distribute to the shareholders of such Seller or otherwise apply all or any part of the consideration received hereunder;

         (b) any obligation or liability of such Seller for taxes of any kind for all periods ending on or before the Closing Date;

         (c) any obligation or liability of such Seller arising out of existing litigation or any obligation of such Seller arising out of, or relating to, a condition or event existing or occurring prior to the Closing Date;

         (d) any obligation or liability of such Seller arising from its failure to perform any of its agreements contained herein or incurred by such Seller in connection with the consummation of the transactions contemplated hereby;

         (e) any obligation or liability of such Seller based upon acts or omissions of such Seller occurring after the Closing Date;

         (f) subject to Section 3.1(c) and 12.3 hereof, any expenses of a Seller, including taxes, incurred in connection with the sale contemplated by this Agreement;

         (g) any liability or obligation of a Seller pursuant to Article XII hereof;

         (h) any brokerage or finder's fee payable by a Seller in connection with the transactions contemplated hereby;

         (i) any liability or obligation of any Seller to the Stockholders arising out of any action by such Seller in connection with the transaction contemplated hereby;

         (j) any liability or obligation of any Seller relating to product liability claims as to products distributed or sold by such Seller prior to the Closing Date;

         (k) any liability or obligation of any Seller relating to employee claims including, without limitation, workers' compensation claims arising out of or in connection with events or conditions occurring or existing prior to the Closing Date;

         (l) any liability or obligation of any Seller under any employee benefit plan; and

         (m) any liability or obligation of any Seller arising out of or resulting from its non-compliance with any territorial, federal, state or local laws, rules, regulations, orders or administrative or judicial determinations relating to the environment, zoning, land use, pollution, sanitation or to the health and safety standards applicable to its employees, including, without limitation, the environmental laws.

         2.4 Allocation of Consideration. The Buyer and each Seller shall allocate the Purchase Price to broad categories constituting components of the Purchased Assets in accordance with an estimated allocation set forth on
Schedule 2.4. The parties shall, within a reasonable time following the Closing Date, prepare a final version of Schedule 2.4 based on the actual Closing Date consideration. The Buyer and each Seller shall report the purchase and sale of the Purchased Assets in accordance with the agreed upon allocation among such broad categories for all tax purposes, including the filing of the forms prescribed under Section 1060 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, but such allocations shall not restrain reporting for other, non-tax purposes.

         2.5 Assignment to Stockholders. Each Seller and each Stockholder agree that, notwithstanding that the Business and the Purchased Assets being purchased by the Buyer are owned by such Sellers, payment of the Buyer Stock portion of the Purchase Price to certain of the Stockholders (instead of to the Sellers) in accordance with this Agreement shall be adequate consideration for the transfer by each Seller of such Seller's right, title and interest in the Purchased Assets. This Agreement shall have the effect of an assignment by each Seller to the Stockholders receiving Buyer Stock of such Seller's right to such Buyer Stock and the Buyer shall have no further liability to any Seller or to Rosa in respect thereof.

III.     TAXES

         3.1      Taxes.

         (a) Each Seller shall file all tax returns, shall pay and shall be entitled to any credit or refunds of all taxes attributable to the Business payable with respect to any taxable year or period ending on or before the Closing Date.

         (b) Buyer and each Seller will permit the other, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information which may be relevant in connection with the preparation of any tax returns, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for any taxes relating to the Business. The party requesting assistance hereunder shall reimburse the other party for reasonable expenses incurred in providing such assistance. Any information obtained pursuant to this Section 3.1(b) shall be held in strict confidence and shall be used solely in connection with the reason for which it was required.

         (c) The Buyer and each Seller shall cooperate in preparing, executing and filing use and sales tax returns relating to, and the Buyer and each Seller shall share equally and pay when due, any and all sales, real estate, transfer or use taxes due with regard to the purchase and sale of the Purchased Assets. Such tax returns shall be prepared in a manner that is consistent with the allocation of the Purchase Price contemplated by Section 2.1.

IV.      CLOSING

         4.1 Closing. The closing with respect to the transactions provided for in this Agreement (the "Closing") shall take place on a Monday within five (5) business days of the date on which the Buyer has received the approval of the Pennsylvania Liquor Control Board to the transfer to the Buyer from each Seller, as its interests appear, of the last of the three (3) Liquor Licenses (the "Closing Date") at the offices of Doepken Keevican & Weiss Professional Corporation, 37th Floor, USX Tower, Pittsburgh, Pennsylvania 15219 at 10:00 o'clock a.m., or at such other place or on such other date as the parties hereto may mutually agree.

V.       REPRESENTATIONS AND WARRANTIES OF EACH SELLER

         Each Seller hereby represents and warrants to the Buyer as follows:

         5.1 Organization; Power; Good Standing. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each Seller has all requisite corporate power and authority to own, operate and lease its properties, to carry on the Business as now being conducted and to enter into this Agreement and perform its obligations hereunder. Each Seller is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions listed in Disclosure Exhibit 5.1 hereto and no Seller has failed to qualify in any other jurisdiction in which the property operated by such Seller or the nature of the Business makes such qualification necessary, except where such failure to qualify would not have a material adverse effect on the condition or business prospects of the Buyer.

         5.2 Authority Relative to Agreement. The execution, delivery and performance of this Agreement by each Seller has been duly and effectively authorized by all necessary corporate action of such Seller. This Agreement has been duly executed by each Seller and is a valid, legally binding and enforceable obligation of such Seller.

         5.3 Effect of Agreement. Except as set forth in Disclosure Exhibit 5.3 hereto, the execution, delivery and performance of this Agreement by each Seller and the consummation of the transactions contemplated hereby will not (i) require the consent, approval or authorization of any person, corporation, partnership, joint venture or other business association or public authority (other than the directors of such Seller); (ii) violate, with or without the giving of notice or the passage of time, or both, any provisions of law or statute or any rule, regulation, order, award, judgment or decree of any court or governmental authority applicable to the Seller; or (iii) conflict with or result in a breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Purchased Assets (except as contemplated by this Agreement) pursuant to any corporate charter, bylaw, indenture, mortgage, deed of trust, lease, contract, agreement or other instrument, or any order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which such Seller is a party, or by which such Seller or any of the Purchased Assets may be bound.

         5.4 Financial Statements and Estimated Statement. The financial information related to the Business prepared by each Seller previously delivered to the Buyer] or [in the form attached as Disclosure Exhibit 5.4] (the "Financial Statements"), was prepared in accordance with the books and records of such Seller and, to the best of such Seller's knowledge, is true and correct in all material respects, after giving effect to the assumptions made in preparation thereof. The Financial Statements have been prepared in conformity with generally accepted accounting principles and fairly present the financial position and results of operations of the Business and may be relied upon as such.

         5.5 Absence of Certain Changes or Events. Since [date of Financial Statements] (the "Record Date") except as otherwise disclosed in Disclosure
Exhibit 5.5(a) hereto, in conducting the Business, including but not limited to use and operation of the Purchased Assets, no Seller has:

                  (a) incurred any obligation or liability (contingent or otherwise) except (i) normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, individually or in the aggregate, have a material adverse effect on the Purchased Assets and (ii) obligations under contracts, agreements and leases described in Disclosure Exhibit 5.5(b) or Schedules 1.1(i) or 1.1(v) hereto, the performance of which will not, individually or in the aggregate, have a material adverse effect on the Purchased Assets;

                  (b) mortgaged, pledged or subjected to any lien, charge, security interest or to any other encumbrance any of the Purchased Assets (whether tangible or intangible);

                  (c) sold, assigned, transferred, conveyed, leased or otherwise disposed of or agreed to sell, assign, transfer, convey, lease or otherwise dispose of any of the Purchased Assets, except for fair consideration in the ordinary course of business;

                  (d) waived or released any rights, whether or not in the ordinary course of business;

                  (e) made or granted any general wage or salary increase or entered into any employment contract with any employee engaged in connection with the operation of the Business involving an annual basic rate of compensation in excess of $30,000 or a period of employment of more than thirty days;

                  (f) entered into any transaction, contract or commitment other than in the ordinary course of business;

                  (g)  made  any  capital   expenditure   or  entered  into  any
commitment therefor which, individually, exceeds $30,000 other than those disclosed to Buyer;

                  (h) suffered any material casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

                  (i) introduced any material change with respect to the operation of the Business, including its method of accounting.

         5.6 Tax Matters. Each Seller has duly filed with the appropriate United States, state and local governmental agencies, and with the appropriate foreign countries and political subdivisions thereof, all tax returns and reports required to be filed; such returns and reports are accurate and complete; and each such Seller has paid in full or made adequate provisions for all taxes, interest, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority or otherwise due and owing. In connection with the operation of the Business, each Seller has made all withholdings of tax required to be made under all applicable United States, state and local tax regulations and such withholdings have either been paid to the appropriate governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of such Seller.

         5.7     Title to Properties; Absence of Liens and Encumbrances; Leases.

                  (a) In connection with the operation of the Business, each Seller has good and marketable title to all of the Purchased Assets, free and clear of all claims and encumbrances, other than (i) as specifically disclosed in the Financial Statements, (ii) any liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings and (iii) such imperfections of title, easements, liens, pledges, charges and encumbrances, if any, as do not materially detract from the value or interfere with the present use of any of the Purchased Assets or otherwise materially impair the operations of the Business;

                  (b) To the knowledge of each Seller, all of the Leases and the Contracts are in force and are valid and binding in accordance with their terms and there is not under any of the Leases or the Contracts, on the part of such Seller, any existing default, event of default or event which with notice or lapse of time, or both, would constitute a default (and in respect of which such Seller has not taken adequate steps to prevent such a default or event of default from occurring) other than the failure to obtain consent to an assignment to the Buyer as expressly contemplated herein.

         5.8 List of Properties,  Contracts and Other Data.  Disclosure  Exhibit
5.8 hereto is a correct and complete list setting forth the following information with respect to the Business:

         (a)      all of the Leases;

         (b) all of the Purchased Assets requiring specific documents of transfer in order to effectively transfer title thereto from any Seller to the Buyer, together with a brief description of the documents required;

         (c) all of the Contracts, except (i) contracts or commitments involving the payment by or to any Seller of less than $10,000 with respect to any one contract or commitment or $25,000 with respect to any related group of contracts or commitments, (ii) contracts or commitments terminable by any Seller without liability or expense on thirty days' notice or less, and (iii) contracts or commitments for the purchase or sale of merchandise or services entered into in the ordinary course of business, the performance of which by such Seller will extend over a period of less than three months and which will not individually or in the aggregate, have any material adverse effect on the financial condition or results of operations of the Business (collectively, the "Listed Contracts"); and

         (d) the names and current annual salary rates of all employees of each Seller engaged in connection with the operation of the Business.

         To the knowledge of each Seller, copies of all written Leases and Listed Contracts, including all amendments thereto, referred to in such list have been delivered to the Buyer.

         5.9 Litigation. To the best of Seller's knowledge, except as disclosed in Exhibit 5.9 hereto, there are no material claims, actions, suits, proceedings or investigations pending or threatened against any Seller relating to or arising out of or in connection with the operation of the Business at law or in equity or in admiralty, or before or by any federal, state, municipal or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, United States or foreign, nor does such Seller know of any facts which would provide a basis for any such claim, action, suit, proceeding or investigation.

         5.10 Labor Controversies. To the best of each Seller's knowledge, except as disclosed in Exhibit 5.10 hereto, there are no controversies pending or threatened between such Seller and any of its employees engaged in connection with the operation of the Business and such Seller has not taken or failed to take any action which would provide a reasonable basis for any such controversy.

         5.11 Purchased Assets. Each Seller will maintain and deliver to Buyer on the Closing Date the Purchased Assets in such working order and condition as the Purchased Assets were in as of date of this Agreement, normal wear and tear excepted. Sale of the Purchased Assets hereunder is on an "as is where is" basis and such Seller makes no representations or warranties, express or implied with respect to the condition of the Purchased Assets. WITHOUT LIMITING THE FOREGOING, EACH SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         5.12 Licenses; Permits; Authorizations. Disclosure Exhibit 5.12 hereto is a schedule of all approvals, authorizations, consents, licenses, orders and permits (except for sales and use tax permits and franchise tax regulations) of all governmental agencies, whether United States, state or local, or foreign used by each Seller in connection with the operation of the Business (excluding the approval of the Pennsylvania Liquor Control Board in connection with the transfer of the Liquor Licenses).

         5.13 Compliance with Applicable Law. The conduct of the Business by each Seller does not violate or infringe any domestic or foreign laws, statutes, ordinances or regulations or any right or trademark, trade name, know-how or other proprietary right of third parties, the enforcement of which would adversely and materially affect the Business or the value of the Purchased Assets.

         5.14     Pension and Employee Benefit Plans.

         (a) As used herein, the terms described below shall be defined as follows:

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code")) as a Seller; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with a Seller; and (iii) solely for purposes of liability under Section 412(c)(11) of the Code, the lien created under Section 412(n) of the Code and for a tax imposed for failure to meet minimum funding standards under Section 4971 of the Code, member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as a Seller, any corporation described in clause (i) above or any partnership, trade or business described in clause (ii) above.

                  "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including any federal, state, local or foreign governmental or regulatory agency or authority.

                  "Plan" shall mean any employee benefit plan defined in Section 3(3) of ERISA (applicable to any of each Seller's employees engaged in connection with the operation of the Business) in respect of which such Seller or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Termination Event" shall mean (i) any reportable event described in Section 4043 of ERISA or regulations promulgated thereunder occurring with respect to a Defined Benefit Plan (applicable to any Seller's employees engaged in connection with the operation of the Business) as defined in Section 3(35) of ERISA ("Benefit Plan"), other than an event as to which the requirement of notice has been waived by Pension Benefit Guaranty Corporation ("PBGC") regulations, (ii) the withdrawal of a Seller or any of its ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of such Seller or its ERISA Affiliates unless, in any such case, the assets of any such Benefit Plan are at least equal to its liability for vested accrued benefits thereunder, (iii) the occurrence of an obligation arising under Section 4041 of ERISA of such Seller or its ERISA Affiliates to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, (iv) the PBGC's institution of proceedings to terminate a Benefit Plan, or (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan and (vi) the partial or complete withdrawal of such Seller or its ERISA Affiliates from a multiemployer plan as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plan") unless such withdrawal can be accomplished without incurring any material withdrawal liability to such Multiemployer Plan.

         (b) No Seller maintains or contributes to any Plan applicable to any of its employees engaged in connection with the operation of the Business other than a Plan listed on Disclosure Exhibit 5.14 hereto. Each Plan which is intended to be a qualified Plan has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code as currently in effect and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code. Except as otherwise disclosed on Disclosure Exhibit 5.14 hereto, no Seller nor any of its ERISA Affiliates maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA (applicable to any of such Seller's employees engaged in connection with the operation of the Business) which provides lifetime benefits to retirees. No Seller nor any ERISA Affiliate has breached any responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan in any material respect. No accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code) exists in respect to any Benefit Plan. No Seller nor any of its ERISA Affiliates nor, to the best of their knowledge, any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code or (ii) has taken any action which would constitute or result in a Termination Event with respect to any Plan. No Seller nor any of its ERISA Affiliates has incurred any liability to the PBGC which remains outstanding other than for the payment of premiums which have been paid when due. Schedule B to the most recent annual report filed with the Internal Revenue Service with respect to each Benefit Plan is complete and accurate in all material respects; since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. No Seller nor any of its ERISA Affiliates has failed to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment. No Seller nor any of its ERISA Affiliates is required to provide security to a Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year.

         5.15 Purchased Assets' Relationship to Business of the Seller. Except as disclosed on Disclosure Exhibit 5.15 hereto, the Purchased Assets constitute all of the material properties and assets used to conduct the business and affairs of the Purchased Stores.

         5.16 Books and Records. The books, records and work papers of each Seller relating to the operation of the Business are complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the Financial Statements referred to in Section 5.4 hereof.

         5.17  Acknowledgment  of Seller.  Each Seller  acknowledges  and agrees that, (a) other than the representations and warranties of the Buyer specifically contained in this Agreement, there are no representations or warranties of the Buyer either expressed or implied with respect to the Buyer, and (b) each Seller shall have a right to indemnification solely as provided in
Article XII hereof and shall have no claim or right to indemnification with respect to any information, documents and materials furnished by the Buyer or any of its officers, directors, employees, agents or advisors, or otherwise available to such Seller.

         5.18 Share Ownership. Set forth on Disclosure Exhibit 5.18 is a list of each owner of each class of stock of each Seller, the number of such shares owned and the percentage ownership of each. There are no options, warrants or other rights outstanding to purchase any such shares.

VI.      REPRESENTATIONS AND WARRANTIES OF THE BUYER

         Buyer represents and warrants to each Seller and the Stockholders as follows:

         6.1 Organization; Good Standing; Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business and to enter into this Agreement and the Assumption Agreement and perform its obligations hereunder and thereunder.

                  The Buyer is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it hereunder makes such qualification necessary, except where such failure to qualify would not have a material adverse effect on the condition or business prospects of the Buyer.

         6.2 Authority Relative to Agreement. The execution, delivery and performance of this Agreement, the Release and the Assumption Agreement and the transactions contemplated hereby and thereby by the Buyer have been duly and effectively authorized and ratified by all necessary corporate action of the Buyer. This Agreement, the Release and the Assumption Agreement have been duly executed by the Buyer and are valid, legally binding and enforceable obligations of the Buyer.

         6.3 Effect of Agreement. The execution, delivery and performance of this Agreement, the Release and the Assumption Agreement, and the consummation of the transactions contemplated hereby and thereby does not (i) require the consent, approval or authorization of any person, corporation, partnership, joint venture or other business association or other public authority; (ii) violate, with or without the giving of notice or the passage of time, or both, any provisions of law applicable to the Buyer; or (iii) conflict with or result in a breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Buyer pursuant to any indenture, corporate charter, bylaw, agreement, indenture, mortgage, deed of trust, lease, contract, agreement or other instrument or any order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Buyer is a party, or by which the Buyer or any of its assets or properties may be bound.

         6.4  Acknowledgment  of Buyer. The Buyer  acknowledges and agrees that,
(a) other than the representations and warranties of each Seller specifically contained in this Agreement, there are no representations or warranties of any Seller either expressed or implied with respect to any Seller, the Business or the Purchased Assets, and (b) the Buyer shall have a right to indemnification solely as provided in Article XII hereof and shall have no claim or right to indemnification with respect to any information, documents and materials furnished by such Seller or any of its officers, directors, employees, agents or advisors, or otherwise available to the Buyer.

         6.5 No Knowledge of Sellers' Breach. Neither Buyer nor any of its officers, directors, shareholders, employees, agents or advisors has knowledge of any breach of any representation or warranty by any Seller or of any other condition or circumstance that would give rise to a claim by the Buyer hereunder.

         6.6 Transfer of Buyer Stock. The Buyer is transferring to Gallatin and Robertshaw good title to the Buyer Stock, free and clear of all claims, encumbrances, security interests and liens whatsoever.

VII.     TRANSACTIONS PRIOR TO THE CLOSING DATE

         7.1 Access to Information. Each Seller shall give to the Buyer, its employees, agents, consultants and representatives reasonable access during normal business hours throughout the period prior to the Closing Date, to the Purchased Assets, books, contracts, commitments and records of such Seller for such purposes as are appropriate; provided that the same does not unreasonably interfere with such Seller's business and provided further that Buyer shall notify such Seller prior to speaking with any employee of Seller, and Buyer shall cooperate with Seller to minimize disruptions to Seller's operations. Each Seller shall furnish to the Buyer during such period all such information concerning the affairs of the Business as the Buyer or its representative may reasonably request.

         7.2 Conduct of the Business Pending the Closing Date. Each Seller hereby agrees that prior to the Closing Date it will, with respect to the
Business:

                  (a) operate only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use its reasonable best efforts to preserve its present business organization intact, keep available the services of its present officers and employees and preserve its present relationships with persons having business dealings with it;

                  (b) maintain all of the Purchased Assets in customary repair, order and condition, reasonable wear and use excepted;

                  (c) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years; endeavor to comply with all laws and contractual obligations; and perform all of its obligations without default;

                  (d) make or grant no general wage or salary increase or increase in compensation payable or to become payable to any employee; pay or provide for no bonus, stock option, stock purchase, profit sharing, deferred compensation, pension, multi-employer pension, retirement or other similar payment or arrangement except in the ordinary course of administering existing plans referred to in Disclosure Exhibit 5.14 hereto; pay or provide for no unfunded pensions, not covered by any pension plan, other than the unfunded pensions, if any, referred to in Disclosure Exhibit 5.14 hereto and enter into no employment or consulting agreement or sales agency with respect to the performance of personal services which is not terminable without liability by Seller on thirty days notice or less.

                  (e) (i) incur or become subject to, or agree to incur or become subject to, no obligation or liability (contingent or otherwise), subject to the exceptions enumerated in Section 5.5(a) hereof; (ii) discharge or satisfy no lien or encumbrance and pay no obligation or liability (contingent or otherwise), subject to the exceptions enumerated in Section 5.5(a) hereof; (iii) mortgage, pledge or subject to lien, charge, security interest or any other encumbrance none of the Purchased Assets; (iv) sell, assign, transfer, convey, lease or otherwise dispose of, or agree to sell, assign, transfer, convey, lease or otherwise dispose of, none of the Purchased Assets, except for fair consideration in the ordinary course of business; (v) acquire or lease (other than a renewal of an existing lease in the ordinary course of business), or agree to acquire or lease (other than a renewal of an existing lease in the ordinary course of business), no material assets or property; (vi) cancel or compromise no debt or claim, except for adjustments or settlements made in the ordinary course of business; (vii) waive or release no rights of material value;
(viii) transfer or grant no rights under any concessions, leases, licenses, agreements, patents, inventions, trade names, trademarks, or with respect to any know-how or intellectual property rights; (iv) modify, change or terminate no existing license, lease, contract or other document referred to in Disclosure
Exhibit 5.8 hereto; (x) make no capital expenditures and enter into no commitments therefor which individually or in the aggregate exceed $5,000; (xi) enter into no collective bargaining agreement and, through negotiation or otherwise, make no commitment or incur any liability to any labor organization; and (xii) enter into no transaction and make or enter into no contract or commitment which by reason of its size or otherwise is not in the ordinary course of business;

                  (f) make no substantial renovation of property involving any substantial obligation on the part of the Business; and

                  (g)  make  no  change  in  its  accounting   procedures  which
adversely affects the Business; and

         Each Seller agrees that it will enter into no transaction and will use its best efforts not to permit any event to occur which would result in any of the Seller's Representations and Warranties contained in this Agreement not being true and correct in all material respects at and as of the time immediately after the occurrence of such transaction or event.

         7.3 Consents. Buyer agrees that it shall cooperate with each Seller to obtain prior to the Closing Date all such consents, assignments, and approvals as may be required in order to enable it to perform its obligations hereunder, including, but not limited to, the consents of all Landlords to the assignment of the Leases and all consents and approvals required to permit it to make the transfers to the Buyer contemplated herein so that the Buyer may enjoy after the Closing Date all rights and benefits presently enjoyed by each Seller in the operation of the Business.

         7.4 Schedules and Disclosure Exhibits. Buyer and each Seller and Stockholder each acknowledge that as of the date of execution of this Agreement, the Schedules and Disclosure Exhibits to be attached hereto and made a part hereof will not be completed. Buyer, each Seller and each Stockholder agree that they shall cooperate with each other prior to the Closing Date to enable Sellers to prepare such Schedules and Disclosure Exhibits in a form satisfactory to Buyer.

VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF BOTH THE SELLER
      AND THE BUYER

         8.1 Execution of Assumption Agreement. The obligations of the Seller and the Buyer under this Agreement are subject to the execution and delivery on the date hereof of the Assumption Agreement, which shall not become effective until the Closing Date.

         8.2 Execution of Mutual Release. The obligations of the Seller and the Buyer under this Agreement are subject to the execution and delivery on the Closing Date of the Release.

IX.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

         The obligations of each Seller under this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

         9.1 Accuracy of Representations and Warranties. The representations and warranties of the Buyer herein contained shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of such date, except as affected by the transactions contemplated hereby.

         9.2 Performance of Agreements. The Buyer shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date and shall have delivered the following:

                  (a) the Cash Portion of the Purchase Price in accordance  with
Section 2.1(b)(i); and

                  (b) the Buyer Stock in accordance with Section 2.1(b)(ii).

         9.3 Repayment of Retired Debt. The Buyer shall have delivered evidence satisfactory to each Seller and each Stockholder that all obligations outstanding under the Retired Debt have been repaid in full and that all personal guaranties of any Stockholder in connection therewith have been terminated.

         9.4 Resolutions of Board of Directors; Incumbency. The Seller shall have received from the Buyer certified copies of the Resolutions of the Board of Directors of the Buyer approving this Agreement and authorizing the consummation of the transactions contemplated hereby and a certificate of the Secretary or Assistant Secretary of the Buyer as to the officer or officers authorized to sign this Agreement and the other agreements contemplated hereby and to act on behalf of the Buyer in connection herewith and the true signatures of such officer or officers.

         9.5 Officer's Certificate. Buyer shall have furnished the Seller with its certificate, dated as of the Closing Date, signed by the Buyer's President and Secretary, to the effect that, to the best knowledge, information and belief of such officer, the Buyer has fulfilled the conditions specified in Section 9.1 hereof.


X.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

         The obligations of the Buyer under this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

         10.1 Accuracy of Representations and Warranties. The representations and warranties of each Seller herein contained shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except as affected by transactions contemplated hereby (including the updates contemplated by Section 10.4 hereof).

         10.2 Performance of Agreements. Each Seller shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date and shall have delivered the following:

                  (a) a Direction to Pay Proceeds executed by each Seller in accordance with Section 2.1(b)(i);

                  (b) a Direction to Issue Stock executed by each Stockholder in accordance with Section 2.1(b)(ii);

                  (c) a Bill of Sale in accordance with Section 1.2;

                 (d) an Investment Letter executed by Gallatin and Robertshaw in accordance with Section 2.1(d); and

                  (e) a limited Indemnification Agreement of the Refresh Group, Inc. in favor of the Buyer in connection with the employees identified on
Schedule 11.2(b) in the form attached as Exhibit 10.2(e); and

                  (f) an Estoppel Certificate in the form attached as Exhibit 10.2(f) from each Landlord of each Lease.

         10.3 Officers' Certificates. Each Seller shall have furnished the Buyer with its certificate dated the Closing Date, signed by the President of such Seller, to the effect that the Seller has fulfilled the conditions specified in Sections 7.2, 7.3 and 10.1 hereof. Such certificate shall include a schedule which shall contain an update of the information disclosed in the Disclosure Exhibits hereto and a complete and correct list and description of the information specified in Section 5.8 as of a date not more than three (3) days prior to the Closing Date.

         10.4 Secretary's Certificate. Each Seller shall have furnished the Buyer with a certificate dated the Closing Date, signed by the Secretary or an Assistant Secretary of such Seller, certifying as to:

                  (a) Resolutions of the Board of Directors and Shareholders of each Seller approving this Agreement and authorizing the consummation of the transaction contemplated hereby;

                  (b) copies of its organizational documents, including its Articles of Incorporation and By-laws as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business, each of which must be certified by such state officials as of a date within 30 days prior to the Closing Date; and

                  (c) the names of the officer or officers authorized to sign this Agreement and the other agreements contemplated hereby and to act on behalf of such Seller in connection herewith and the true signatures of such officer or officers.

         10.5 Opinion of Counsel for the Seller. The Buyer shall have received an opinion of counsel for the Sellers, dated the Closing Date, in form and substance satisfactory to the Buyer and its counsel, and substantially in the form of Exhibit 10.5 hereto.

         10.6 Actual or Threatened Actions. There shall not be any actual or, in the opinion of the Buyer, threatened action or proceeding by or before any court or other governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own, operate or control the Purchase Assets after the Closing Date.

         10.7 Material Changes. Prior to the Closing Date there shall be no material adverse change in any Seller's condition (financial or otherwise), assets, liabilities, or business of the Business.

         10.8 Consents. All required consents shall have been received by the Buyer including, but not limited to, all consents and approvals required to permit the Buyer to enjoy after the Closing Date all rights and benefits presently enjoyed by the Business. Without in any way limiting the foregoing sentence, all consents to the assignments of contracts, leases, agreements, etc. identified on Disclosure Exhibit 5.8 (the "Assigned Contracts") necessary to assign the Assigned Contracts and the consent of the Pennsylvania Liquor Control Board to the transfer of the Liquor Licenses shall have been obtained.

         10.9 Store Repairs. All of the repairs to the Purchased Stores identified in the letter of Ralph J. Guarino to Gallatin dated February 1, 1996, a copy of which is attached as Exhibit 10.9 hereto, shall have been made to the reasonable satisfaction of the Buyer or other alternative arrangements for such repairs shall have been made to the satisfaction of the Buyer.

         10.10 Completion of Due Diligence. Buyer shall have completed to its satisfaction a review of all aspects of the operation of the Business and an analysis of all assets being purchased hereunder. Each Seller and each Stockholder shall have provided all reasonable assistance, including all requested documentation to enable Buyer and its counsel to complete such review.

         10.11 Delivery of Schedules and Disclosure Exhibits. Each Seller and each Stockholder shall have delivered to the Buyer each of the Schedules and Disclosure Exhibits hereto satisfactory in form and substance to Buyer and its counsel, in Buyer's sole and reasonable determination.

         10.12 Miscellaneous Pre-Closing Conditions. Sellers shall have taken all other steps deemed by Buyer to be necessary, in Buyer's sole and reasonable determination, to vest in Buyer, all of the rights and all of the assets of Sellers purported to be transferred to Buyer hereunder and necessary for the operation of the Business, the parties hereto acknowledging that Buyer shall have no obligation to consummate the transactions provided for herein unless such conditions shall have been satisfied.

XI.      COVENANTS OF THE PARTIES

         11.1 Confidentiality. The Buyer acknowledges that the information it possesses regarding the Sellers is confidential and that it shall not use or disclose any such information except as reasonably necessary to consummate the transactions contemplated herein; provided, however, that after the Closing Date, the Buyer may use or disclose such information as it relates solely to the Business.

         11.2 Employee Retention. Schedule 11.2(a) hereto contains accurate and complete information as to the names and rates of compensation (whether in the form of salaries, bonuses, commissions or other supplemental compensation now or hereafter payable) of all employees of each Seller employed in the Business, together with information as to any employment contracts with any such employees, any arrangements involving the indebtedness of such employees to such Seller and any arrangements involving the indebtedness of such Seller to such employees in any amount. Schedule 11.2(b) hereto contains accurate and complete information as to the names and rates of compensation (whether in the form of salaries, bonuses, commissions or other supplemental compensation now or hereafter payable) of all employees of The Refresh Group,Inc. ("RGI") employed in the Business, together with information as to any employment contracts with any such employees, any arrangements involving the indebtedness of such employees to RGI and any arrangement involving the indebtedness of RGI to such employees in any amount. Buyer shall offer employment as of the Closing Date to the individuals employed by Sellers and RGI in the Business and listed on
Schedule 11.2(a) and Schedule 11.2(b) (the "Continuing Employees"). For purposes of determining the level of employee benefits to be provided to any Continuing Employee by the Buyer, Buyer shall provide credit to each Continuing Employee for the time of service that each such Continuing Employee was employed by a Seller or RGI, as the case may be. Under no condition shall Buyer be deemed to have assumed, and each Seller does hereby agree to indemnify the Buyer for any and all liabilities and obligations incurred prior to the Closing Date in connection with the Continuing Employees, including without limitation liabilities and obligations for all wages, salary, termination pay, severance pay, sick pay and vacation pay, any wage and payroll tax, any unemployment benefits, any pension plan or welfare plan benefits and any other benefits, to which any such Continuing Employees are entitled by virtue of their employment by a Seller prior to the Closing Date or the termination of their employment by a Seller, on or prior to the Closing Date. The Buyer has no present intention (subject to its discretion as to employee performance) to terminate the employment of any Continuing Employee within the 60 days following the Closing Date, and the Buyer assumes all obligations and liabilities, if any, under the Worker Adjustment and Retaining Notification Act (the "WARN Act") and any analogous state legislation relating to or arising out of this Agreement. The Buyer also agrees to comply with the terms of the WARN Act and any analogous state legislation following the Closing Date.

         11.3 Rule 144 Sales. Buyer will from time to time at the request of Gallatin or Robertshaw supply said requesting party with any information necessary to enable such person to make routine sales of Buyer Stock as may be permitted by, and in accordance with, the applicable provisions of Rule 144 as in effect from time to time. As used herein, "Rule 144" shall mean Rule 144 promulgated under the Securities Act as in effect as of the date of this Agreement, and as subsequently amended, and all substitutions and replacements of said Rule. Buyer has complied and will continue to comply with all requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations of the SEC promulgated thereunder with respect to the filing of annual, periodic and other reports on a timely basis. Upon the written request of Gallatin or Robertshaw, Buyer shall furnish such person with a written statement representing that it has complied with the reporting requirements enumerated in Rule 144(c)(1).


XII.     NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         12.1 Events of Default. A breach of any representation or warranty by any Seller or the Buyer, as the case may be, or breach as a result of the failure of any Seller or the Buyer, as the case may be, to perform any of its covenants and obligations under this Agreement, shall be considered a default hereunder giving rise to the indemnification set forth in Section 12.3 or 12.4, as the case may be, hereof.

         12.2 Survival of Representations, Etc. All representations, warranties, covenants and agreements made by any Seller and the Buyer in this Agreement, and the remedies of the Buyer and any Seller with respect thereto, shall survive the Closing hereunder for the following periods:

                  (a) With respect to the representations and warranties of each Seller contained in this Agreement, any claim arising thereunder must be brought by the Buyer within a period of twelve months following the Closing Date.

                  (b) With respect to the representations and warranties of the Buyer contained in this Agreement, any claim arising thereunder must be brought by a Seller within a period of twelve months following the Closing Date.

                  (c) With respect to the covenants and agreements of each Seller and the Buyer contained in this Agreement, any claim arising thereunder must be brought within the period of the applicable statutes of limitation, including any extensions thereof.

         12.3 Indemnification to the Buyer. In addition to the indemnifications described in Section 11.2, each Seller agrees to indemnify and hold the Buyer harmless against and in respect of:

                  (a) all obligations and liabilities of such Seller, whether accrued, absolute, fixed, contingent or otherwise, other than the Assumed Liabilities;

                  (b) any loss, liability or damage suffered or incurred by the Buyer because of a breach of any obligation of such Seller incurred under this Agreement, or because any representation or warranty by such Seller contained in this Agreement, shall be false in any material respect as of the Closing Date;

                  (c) all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Buyer in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against it in this Section 12.3.

         12.4 Indemnification to the Sellers. The Buyer agrees to indemnify and hold each Seller harmless against and in respect of:

                  (a) all obligations and liabilities assumed by the Buyer pursuant to this Agreement;

                  (b) any loss, liability or damage suffered or incurred by such Seller because of a breach of any obligation of the Buyer incurred under this Agreement, or because any representation or warranty by the Buyer contained in this Agreement, shall be false in any material respect as of the Closing Date;

                  (c) all reasonable costs and expenses (including reasonable attorneys' fees) incurred by such Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against it in this Section 8.4.

         12.5     Representation, Cooperation and Settlement.

                  (a) The party claiming entitlement to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the other party (the "Indemnifying Party") of any claim against the Indemnified Party which might give rise to a claim by the Indemnified Party against the Indemnifying Party stating the nature and basis of the first-mentioned claim and the amount thereof.

                  (b) The Indemnified Party shall have full responsibility and authority with respect to the disposition of any action, suit or proceeding brought against it. In the event any action, suit or proceeding is brought against the Indemnified Party with respect to which the Indemnifying Party may have liability under the indemnity agreement contained in this Article XII, however, the Indemnifying Party shall have the right, without prejudice to the Indemnified Party's rights under this Agreement, at the Indemnifying Party's sole expense, to be represented by counsel of its own choosing and with whom counsel for the Indemnified Party shall confer in connection with the defense of any such action, suit, or proceeding. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants, all books and records of the Indemnified Party relating to such action, suit or proceeding and the parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such action, suit or proceeding.

XIII.    TRANSACTIONS SUBSEQUENT TO THE CLOSING DATE

         13.1 Control of Settlements and Disputes. From and after the Closing Date, the Buyer shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any Assumed Liability and the Buyer shall have the right to conduct and control all negotiations and proceedings with respect thereto. Each Seller will notify the Buyer promptly of any claim made with respect to any Assumed Liability and will not, except with the prior written consent of the Buyer, voluntarily make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such claim. Such Seller will, at the expense of the Buyer, cooperate with the Buyer in any reasonable manner requested by the Buyer in connection with any negotiations or proceedings involving any such obligations or liabilities.

         13.2 Further Assurances. From time to time after the Closing Date, upon the request of the Buyer, each Seller will (a) make available to the Buyer any records, documents and data retained by such Seller relating to the Purchased Assets, and (b) execute, deliver and acknowledge all such further instruments of transfer and conveyance as the Buyer may reasonably require to more effectively transfer the Purchased Assets to the Buyer and to put the Buyer in possession of any of the Purchased Assets.

         13.3 Registration of Buyer Stock. In the event that Buyer, prior to the third anniversary of the Closing Date, files a Registration Statement with the SEC in connection with an underwritten offering to the public of Buyer's common stock (which, in any event, will not occur prior to the one-year anniversary of Buyer's initial public offering), Buyer will include all or part of the Buyer Stock in the Registration Statement provided (i) the Stockholders requesting that the Buyer Stock held by them be included in the Registration Statement, bear the expenses of the underwriting discounts and commissions relating solely to the Buyer Stock so registered, SEC and "blue sky" filing or similar fees and transfer fees or taxes relating solely to such issued Buyer Stock and expenses of counsel, independent accountants or other advisors, if any, retained by said Stockholders or any of them in connection with such registration and sale, other expenses related solely to the sale or distribution of such Buyer Stock and the amount of the increase, if any, of Buyer's printing, legal and accounting expenses attributable to the inclusion of the Buyer Stock in the registration,
(ii) the prospective underwriters or their representatives do not advise the Buyer that a contemporaneous offering of such Buyer Stock to be so registered would unreasonably interfere with the public offering by Buyer and (iii) the Stockholders, the Buyer and the underwriters agree to certain customary indemnification provisions. Buyer will notify all Stockholders of any such offering prior to the registration thereof. Said notice shall allow the Stockholders at least ten (10) days after it is given to elect to have any or all of their Buyer Stock included in the Registration Statement, provided, however, that Buyer shall not be obligated to register any of the Buyer Stock in the event that less than 10,000 shares of Buyer Stock are requested, in the aggregate, to be registered by the Stockholders hereunder.

XIV.     MISCELLANEOUS

         14.1 Brokerage. Each Seller represents and warrants to the Buyer that such Seller has not incurred any obligations or liabilities, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payments in connection with this Agreement or the transactions contemplated hereby. The Buyer represents and warrants to such Seller that the Buyer has not incurred any obligations or liabilities, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payments in connection with this Agreement or the transactions contemplated hereby. Each Seller and the Buyer each agree to indemnify and hold the other harmless against and in respect of any such obligations or liabilities based in any way on agreements, arrangements or understandings claimed to have been made by it or them with any third party and not disclosed herein.

         14.2     Waivers and Amendment.

                  (a) Each Seller or the Buyer may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (iii) waive compliance with any of the covenants of the other contained in this Agreement; and (iv) waive or modify performance of any of the obligations of the other.

                  (b) This  Agreement may be amended,  modified or  supplemented only by a written instrument executed by all the parties hereto. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or no behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         14.3 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Buyer shall pay the fees and expenses of its counsel, accountants, other experts and all other expenses incurred by it incident to the negotiation, preparation and execution of this Agreement, and each Seller shall pay any and all such fees and expenses incurred by it incident to the negotiation, preparation and execution of this Agreement and the performance by it of its obligations hereunder. Notwithstanding the generality of the foregoing (i) Buyer shall assume and be liable for all costs attributable solely to obtaining the consent of PNC Bank, National Association ("PNC") to the assumption of that portion of the Assumed Debt owed by any Seller to PNC and the release of any guarantor thereunder (including PNC's legal fees) and all costs attributable solely to obtaining the consent of the LCB to the transfer of the Liquor Licenses (including all transfer fees); and (ii) Sellers shall assume and be liable for all costs and expenses attributable solely to obtaining the consents of any Landlord or any other contracting party to the assignment of any Lease or any Contract to the Buyer and the release of any guarantor thereunder (including payment of any transfer or assignment fee and such Landlord or contracting party's legal fees but excluding the cost of any new or substituted security deposits, which shall be paid by Buyer.

         14.4 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

                  (a)      If to the Seller or
                           Stockholder:              David S. Gallatin
                                                     c/o Refresh America
                                                     P.O. Box 230
                                                     Greensburg, PA  15601

                                                     and

                                                     Marc B. Robertshaw
                                                     Laurel Vending, Inc.
                                                     116 N. Main Street
                                                     Greensburg, PA  15601

                           With a copy to:           James J. Conte, Esq.
                                                     101 N. Main Street
                                                     Greensburg, PA  15601

                           If to the Buyer:          The Italian Oven, Inc.
                                                     Eleven Lloyd Avenue
                                                     Latrobe, PA  15601
                                                     ATTN:  President

                           With a copy to:           Jeffrey W. Letwin, Esq.
                                                     Doepken Keevican & Weiss
                                                     37th Floor USX Tower
                                                     600 Grant Street
                                                     Pittsburgh, PA 15219

or to such other address as any party shall have specified by notice in writing to the other.

         14.5 Entire Agreement. This Agreement, the Schedules, the Exhibits and the Disclosure Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof.

         14.6 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, heirs and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         14.7 Non-assignability. This Agreement and any rights pursuant hereto shall not be assignable by Buyer or any Seller without the prior written consent of the other, which consent shall not be unreasonably withheld.

         14.8 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and in accordance with the laws of the Commonwealth of Pennsylvania.

         14.9 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         14.10 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         14.11 Publicity. Neither Buyer nor any Seller shall not make any public release of information regarding the matter contemplated herein, without the prior written consent and approval of the other.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed and delivered this Agreement as of the date first above written.

                                 OVENS OF CRANBERRY, LTD.


                                 By:
                                 Title:__________________________________

                                 OVENS OF ERIE ONE, LTD.


                                 By:
                                 Title:__________________________________

                                 OVENS OF MONROEVILLE, LTD.


                                 By:
                                 Title:__________________________________

                                 OVENS OF NORTH HILLS, LTD.


                                 By:
                                 Title:__________________________________


                                 ---------------------------------------
                                 David S. Gallatin

                                 ---------------------------------------
                                 Marc B. Robertshaw

                                 ---------------------------------------
                                 William J. Rosa


                                 THE ITALIAN OVEN, INC.


                                 By:
                                 Title:__________________________________